Section 906 Certifications
---------------------------
1. The form N-CSR of the Funds listed on Attachment A for the period ended January 31, 2005 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended January 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

/s/Charles E. Porter        Date: March 28, 2005
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Charles E. Porter, Principal Executive Officer




Section 906 Certifications
---------------------------
I, Steven D. Krichmar, a Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended January 31, 2005 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended January 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

/s/Steven D. Krichmar       Date: March 28, 2005
----------------------      ------------------------
Steven D. Krichmar, Principal Financial Officer




Attachment A
--------------
Period(s) ended January 31, 2005

001 The George Putnam Fund of Boston
003 Putnam Investors Fund
006 Putnam Vista Fund
007 Putnam Voyager Fund
024 Putnam OTC & Emerging Growth Fund
035 Putnam ATM_Free Insured Municipal Fund
036 Putnam Tax-Free High Yield Fund
073 Putnam Premier Income Trust
2AP Putnam Growth Opportunities Fund
2AQ Putnam Research Fund
48P Putnam RetirementReady Funds